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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 23, 1999 (except as to Note 11 which is at February 16, 2000) with respect to the financial statements of Shaw FiberLink Ltd. -- FiberLink Division included in Post-Effective Amendment No. 1 to the Registration Statement (Form F-4) dated August 11, 2000 and related Prospectus of GT Group Telecom Inc. for the registration of US$855,000,000 13 1/4% Senior Discount Notes Due 2010 of GT Group Telecom Inc.

Calgary, Canada                                            /s/ ERNST & YOUNG LLP
August 11, 2000